CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Registration No. 333-117436), which the Commission declared effective with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                               Citibank, N.A., as Depositary


                                               By: /s/ Dana Lowe
                                                   -----------------------------
                                                   Name:  Dana Lowe
                                                   Title: Vice President